UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2012

Southcross Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1700 Pacific Avenue

Suite 2900

Dallas, Texas 75201

 (Address of principal executive office) (Zip Code)

(214) 979-3700

 (Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2012, Southcross Energy Partners, L.P. (“Southcross”) entered into a letter agreement in respect of its Second Amended and Restated Credit Agreement, dated as of November 7, 2012, by and among Southcross, Wells Fargo Bank, N.A., as administrative agent thereunder, and a syndicate of lenders party thereto (the “Credit Agreement”), pursuant to which the date required for attainment of operating levels in certain of Southcross’s facilities under Section 8.19 of the Credit Agreement was extended from December 31, 2012 to January 31, 2013 (the “Letter Agreement”).

The foregoing description of the Letter Agreement does not purport to be a complete description of all of the terms and conditions of the Letter Agreement and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
10.1	Letter Agreement, dated as of December 31, 2012, by and among Southcross Energy Partners, L.P., Wells Fargo Bank, N.A., and certain other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners GP, LLC,
its general partner

Dated: December 31, 2012	By:	/s/ J. Michael Anderson
		Name:	J. Michael Anderson
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement, dated as of December 31, 2012, by and among Southcross Energy Partners, L.P., Wells Fargo Bank, N.A., and certain other parties thereto.